                                                                    EXHIBIT 99.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN THE FORM ATTACHED HERETO AS EXHIBIT II, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

No. __                                                                 $________

                                RSA SECURITY INC.

                  7% CONVERTIBLE DEBENTURE DUE OCTOBER 17, 2004

                  THIS DEBENTURE (this "Debenture") is one of a duly authorized issue of Debentures of RSA SECURITY INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), designated as its 7% Convertible Debentures Due October 17, 2004, in an aggregate principal amount of up to Seventy Million U.S. Dollars (U.S. $70,000,000) (the "Debentures").

                  FOR VALUE RECEIVED, the Company promises to pay to ________________, the holder hereof, or its order (the "Holder"), the principal sum of _____ Million Dollars ($_________) on October 17, 2004 (subject to extension as provided herein, the "Maturity Date") and to pay interest ("Interest Payments") in cash on the principal sum outstanding from time to time under this Debenture ("Outstanding Principal Amount"), at the rate of 7% per annum which shall be cumulative, accrue daily from the date of issuance of this Debenture and be due and payable in arrears on the first day of each Semi-Annual Period commencing with the Semi-Annual Period immediately following the date of issuance of this Debenture (each, an "Interest Payment Date"). If an Interest Payment Date is not a Business Day, then the Interest Payment shall be due and payable on the Business Day immediately following such Interest Payment Date. Any accrued and unpaid interest which is not paid within five (5) Business Days of the Interest Payment Date on which such payment of interest was due shall bear interest at the rate of 14.0% per annum from such Interest Payment Date until the same is paid in full (or, if less, the maximum interest rate then permitted by applicable law) (the "Default Interest").

                  Interest Payments will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register").
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                  This Debenture is subject to the following additional
provisions:

                  1. Exchange. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be charged to the Holder for such registration transfer or exchange.

                  2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only in compliance with the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture be overdue, and the Company shall not be affected by notice to the contrary.

                  3. Definitions. For purposes of this Debenture, the location of defined terms in this Debenture is set forth on the Index of Terms attached hereto and the following terms shall have the following meanings:

                           "Additional Securities Purchase Agreement" shall mean
that certain Securities Purchase Agreement between the Company and the initial holders of the Debentures, dated as of October 29, 2001, as such agreement may be amended from time to time as provided in such agreement, and together with the Initial Securities Purchase Agreement, the "Securities Purchase Agreements").

                           "Amended and Restated Registration Rights Agreement"
shall mean that certain Amended and Restated Registration Rights Agreement between the Company and the initial holders of the Debentures, dated as of October 29, 2001, relating to the filing of a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, as such agreement may be amended from time to time as provided in such agreement.

                           "Approved Stock Plan" shall mean any employee benefit
plan, stock incentive plan or other similar plan or arrangement which has been approved by the Board of Directors of the Company or any authorized committee thereof, pursuant to which the Company's securities may be issued to any employee, officer, consultant or director for services provided to the Company.

                           "Bloomberg" shall mean Bloomberg Financial Markets or
any other similar financial reporting service as may be selected from time to time by the Company and the holders of not less than 60% of the then Outstanding Principal Amount.


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                           "Business Day" shall mean any day other than
Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                           "Closing Sale Price" shall mean, for any security as
of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 60% of the Outstanding Principal Amount of the Debentures then outstanding. If the Company and the holders of the Debentures are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 4(d)(iii) below. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                           "Common Stock" shall mean the Common Stock, par value
$0.01 per share, of the Company.

                           "Common Stock Deemed Outstanding" means, at any given
time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6(a)(i) and 6(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Debentures or exercise of the Warrants.

                           "Conversion Failure" shall mean that for any reason
the Holder has not received all of the shares of Common Stock to which the Holder is entitled prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Debenture.

                           "Conversion Price" shall mean as of any Conversion
Date or other date of determination $13.745 subject to adjustment as provided herein.

                           "Convertible Securities" shall mean any stock or
securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.


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
                           "Initial Closing Date" shall mean the first date on
which Debentures were issued pursuant to the Initial Securities Purchase Agreement.

                           "Initial Securities Purchase Agreement" shall mean
that certain Securities Purchase Agreement between the Company and the initial holders of the Debentures, dated as of October 17, 2001, as such agreement may be amended from time to time as provided in such agreement.

                           "Issuance Date" shall mean, with respect to each
Debenture, the date of issuance of the applicable Debenture.

                           "Maturity Date" shall mean, with respect to a
Debenture, the date which is thirty six (36) months after the Initial Closing Date.

                           "NASDAQ" shall mean The Nasdaq National Market.

                           "NYSE" shall mean The New York Stock Exchange, Inc.

                           "Options" shall mean any rights, warrants or options
to subscribe for or purchase Common Stock or Convertible Securities.

                           "Person" shall mean an individual, a limited
liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                           "Principal Market" shall mean NASDAQ, or if the
Common Stock is not traded on NASDAQ, then the principal securities exchange or trading market for the Common Stock.

                           "Semi-Annual Period" means each of the following
periods: the period beginning on and including January 1 and ending on and including June 30; and the period beginning on and including July 1 and ending on and including December 31.


                           "Strategic Financing" shall mean the issuance of
Common Stock or Options in connection with any acquisition by the Company, by whatever means, of any business, assets or technologies, or any strategic investor, vendor, customer, lease or similar arrangement, the primary purpose of which is not to raise equity capital, provided that the aggregate number of shares of Common Stock which the Company may issue pursuant to this definition shall not exceed (i) 25% of the total outstanding equity on the Initial Closing Date in connection with any one or more related acquisitions or (ii) 40% of the total outstanding equity on the Initial Closing Date in connection with all acquisitions (in each case, subject to adjustment for stock splits, stock dividends, stock combination and similar transactions).


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
                           "Warrants" shall mean the warrants to purchase shares
of Common Stock issued by the Company pursuant to the Securities Purchase Agreements.

                           "Weighted Average Price" shall mean, for any security
as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of no less than 60% of the Outstanding Principal Amount of the Debentures then outstanding. If the Company and the holders of the Debentures are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 4(d)(iii) with the term "Weighted Average Price" being substituted for the term "Closing Sale Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

                  4. Conversion at the Option of the Holder. The Holder of this Debenture shall have the following conversion rights:

                           (a) Holder's Right to Convert. Subject to Sections 11
and 27, at any time or times until 5:00 p.m., New York City Time, on the Business Day prior to the Maturity Date this Debenture is convertible, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 4(d) at the Conversion Rate (as defined below). The Holder hereof may convert a portion of the Outstanding Principal Amount of this Debenture if such portion is an integral multiple of $1,000. If this Debenture remains outstanding on the Maturity Date, then this Debenture shall be redeemed by the Company in accordance with Section 5(a). Notwithstanding anything herein to the contrary, concurrent with each delivery of Conversion Shares to a holder pursuant to this Debenture, the Company shall pay to such holder all accrued and unpaid interest on the Outstanding Principal Amount then being converted from the last date on which interest had been paid on such Outstanding Principal Amount through the Conversion Date.

                           (b) Partial Conversion of Debenture. If this
Debenture is converted in part, the remaining portion of this Debenture not so converted shall remain entitled to the conversion rights provided herein.

                           (c) Conversion Price for Holder Converted Shares. The
Outstanding Principal Amount of this Debenture that is converted into shares of Common Stock shall be


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convertible into the number of shares of Common Stock which results from application of the following formula:

                                        P

                         ------------------------------

                                Conversion Price

     P = Outstanding Principal Amount of this Debenture submitted for conversion

                           The number of shares of Common Stock into which this
Debenture hereto may be converted pursuant to the foregoing formula is hereafter referred to as the "Conversion Rate."

                  (d) Mechanics of Conversion. The conversion of this Debenture shall be conducted in the following manner:

                           (i) Holder's Delivery Requirements. To convert this
Debenture (in whole or in part) into full shares of Common Stock on any date, the Holder shall (A) transmit by facsimile (or otherwise physically deliver), for receipt on or prior to 5:00 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the Holder in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's designated transfer agent (the "Transfer Agent") and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such date this Debenture.

                           (ii) Company's Response. Upon receipt by the Company
of copy of a Conversion Notice, the Company shall (A) as soon as practicable, but in any event within two (2) Business Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (B) then, on or before the second (2nd) Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or
(y) in the case of a public resale of such Conversion Shares in accordance with the provisions of the Irrevocable Transfer Agent Instructions, provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and, if required by DTC, the holder provides a customary representation letter to DTC, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the specified principal amount submitted for conversion is less than the then Outstanding Principal Amount of this Debenture, then the Company shall, as soon as practicable using reasonable best efforts, and in no event later than five Business Days after


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receipt of the Debenture (the "Debenture Delivery Date") and at its own expense, issue and deliver to the holder a new Debenture representing the Outstanding Principal Amount not converted. The effective date of conversion (the
"Conversion Date") shall be deemed to be the date on which the Company receives by facsimile the Conversion Notice, and the Person or Persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                           (iii) Dispute Resolution. In the case of a dispute as
to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within two (2) Business Days of receipt of the Holder's Conversion Notice or other date of determination. If the Holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within two (2) Business Days submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the holders of at least 60% of the Outstanding Principal Amount of the Debentures then outstanding or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holders of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                           (iv) Company's Failure to Timely Convert.

                  (A) If (x) within five (5) Business Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company has failed to issue and deliver a certificate to a Holder or credit the Holder's designee's balance account with DTC, in accordance with
         Section 4(d) hereof for the number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of this Debenture or (y) within five (5) Business Days of the Company's receipt of this Debenture the Company has failed to issue and deliver a Debenture representing the principal amount of this Debenture not so converted, then in addition to all other available remedies which such holder may pursue hereunder and under the Additional Securities Purchase Agreement (including indemnification pursuant to Section 8 thereof), the Company shall pay additional damages to such holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Debenture Delivery Date that this Debenture is not delivered in an amount equal to 0.05% of the product of (I) the sum of the number of shares of Common Stock not issued


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
         to the holder on or prior to the Share Delivery Date and to which such holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Debenture to the holder on or prior to the Debenture Delivery Date, the number of shares of Common Stock issuable upon conversion of this Debenture as of the Debenture Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Debenture Delivery Date, in the case of failure to deliver a Debenture.

                           (B) If for any reason a holder has not received all of the shares of Common Stock to which such holder is entitled prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of this Debenture, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice; provided that the voiding of the Holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 4(d)(iv)(A) or otherwise.

                           (e) No Fractional Shares. The Company shall not issue
any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                  5.       Redemption.

                           (a) Mandatory Redemption at Maturity. If this
Debenture remains outstanding on the Maturity Date, the Company shall redeem the Outstanding Principal Amount of this Debenture for an amount in cash (the "Maturity Date Redemption Price") equal to 100% of the then Outstanding Principal Amount of the Debenture plus accrued interest by paying on the Maturity Date to the Holder, by wire transfer of immediately available funds to an account designated in writing by such Holder. Promptly following payment of the Maturity Date Redemption Price, the Holder shall surrender this Debenture to the Company or the Transfer Agent.

                           (b) Redemption at the Option of the Company. At any
time after the one (1) year anniversary of the Initial Closing Date, provided that the arithmetic average of the Weighted Average Price of the Common Stock on each trading day during the fifteen trading days immediately preceding the date on which the Optional Redemption Notice (as defined below) is delivered by the Company exceeds 150% of the Conversion Price then in effect the Company may deliver a written notice to the Holder and the Transfer Agent (the "Optional Redemption Notice"), indicating that the Company has elected to redeem, and is requiring the Holder to submit for redemption, in whole or from time to time in part, the Outstanding Principal Amount of the Debenture plus accrued interest thereon for an amount in cash (the "Optional Redemption Price") equal to 100% of the portion of the Outstanding Principal Amount of the Debenture being redeemed plus accrued interest to the Optional Redemption Date (as defined below); provided, however, that the Company may not redeem all or any portion of the


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Outstanding Principal Amount of this Debenture pursuant to this Section 5(b)
unless (i) the arithmetic average of the Weighted Average Price of the Common Stock on each trading day during the fifteen trading days immediately preceding the Optional Redemption Date exceeds 150% of the Conversion Price then in effect and (ii) no Conversion Failure shall have occurred at any time prior to the Optional Redemption Date (an "Optional Redemption") which has not been cured by the Optional Redemption Date by the delivery to the holder of all Conversion Shares issuable to such holder under all outstanding Conversion Notices and the payment of all unpaid penalties, if any, due in connection with any Conversion Failure. The Optional Redemption Notice shall be sent by facsimile and overnight courier to the Holder and shall indicate (W) the date fixed for redemption, which shall be not less than thirty (30) days nor more than sixty (60) days after the Holder's receipt of the Optional Redemption Notice (the "Optional Redemption Date"), (X) if less than the Outstanding Principal Amount of this Debenture is to be redeemed, the amount of the Debenture to be redeemed; (Y) the place or places where this Debenture is to be surrendered for payment of the Optional Redemption Price; and (Z) that interest accrued on the portion of this Debenture to be redeemed will cease to accrue on such Optional Redemption Date. If the Company has elected an Optional Redemption, the Company shall pay to the Holder, in cash, on the Optional Redemption Date, by wire transfer of immediately available funds to an account designated in writing by such Holder, an amount equal to the Optional Redemption Price. In the event that less than the Outstanding Principal Amount of this Debenture is being redeemed, then the Company shall, at its own expense, issue and deliver within three (3) Business Days after delivery to the Company of this Debenture, to such Holder of this Debenture at the address of the Holder, a Debenture for the Outstanding Principal Amount of this Debenture not redeemed by the Company.

                  6. Anti-dilution Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 6:

                           (a) Anti-dilution Adjustment of Conversion Price upon
Issuance of Common Stock. If and whenever on or after the Initial Closing Date and prior to the eighteen (18) month anniversary of the Initial Closing Date, the Company issues or sells, or in accordance with this Section 6(a) is deemed to have issued or sold, any shares of Common Stock (but excluding shares of Common Stock: (v) deemed to have been issued by the Company in connection with an Approved Stock Plan; (w) deemed to have been issued upon issuance of the Debentures or the Warrants, or issued upon conversion of the Debentures or exercise of the Warrants; (x) issued upon exercise of Options or Convertible Securities which are outstanding on the date immediately preceding the Initial Closing Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Initial Closing Date and such Options or Convertible Securities are not amended after the date immediately preceding the Initial Closing Date other than with respect to Options originally issued pursuant to an Approved Stock Plan; (y) issued to the public pursuant to an underwritten offering registered pursuant to the Securities Act (but in all events excluding offerings pursuant to "equity lines" or similar products); and (z) issued pursuant to a Strategic Financing) for a consideration per share (the "New Securities Issuance Price") less than a price (the "Applicable

Price") equal to the Conversion Price in effect immediately prior to such time (each such sale or issuance, a "Dilutive Issuance"), then concurrent with such Dilutive Issuance, the Conversion Price then in effect shall be reduced to a price (rounded to the nearest cent) equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 6(a), the following shall be applicable:

                                    (i) Issuance of Options. If the Company in
                  any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 6(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

                                    (ii) Issuance of Convertible Securities. If
                  the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 6(a)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such

                  Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                                    (iii) Change in Option Price or Rate of
                  Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 6(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Debentures are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                                    (iv) Calculation of Consideration Received.
                  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, then solely for purposes of this Section 6, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive trading days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the holders of at least 60% of the Outstanding Principal Amount of the Debentures then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the holders of at least 60% of the Outstanding Principal Amount of the Debentures then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

                                    (v) Record Date. If the Company takes a
                  record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or
                  (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (b) Adjustment of Conversion Price upon Subdivision
or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares and the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                           (c) Other Events. If any event occurs of the type
contemplated by the provisions of this Section 6 in a private transaction (the primary purpose of which is to raise equity capital) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of the Debentures; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 6.

                           (d) Notices.

                                    (i) Promptly following upon any adjustment
                  of the Conversion Price pursuant to this Section 6, the Company will give written notice thereof to the Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in
                  Section 22.

                                    (ii) The Company will give written notice to
                  the Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change (as defined in Section 7(a)), dissolution or liquidation, provided that the Company need not in any case provide such notice prior to the time such information is made known to the public.

                                    (iii) The Company will also give written
                  notice to the Holder at least ten (10) Business Days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that the Company need not in any case provide such notice prior to the time such information is made known to the public.

                           (e)      Taxes.

                                    (i) The Company shall pay any and all
                  documentary, stamp, transfer (but only in respect of the registered holder thereof) and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Debentures; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holder of this Debenture to be converted and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax. For United States Federal income tax purposes, the Company and the Holders agree (A) to treat the Debentures as indebtedness, (B) that $2,864,677.50 of the aggregate purchase price for the securities issued by the Company to the Holders under the Securities Purchase Agreements shall be attributable to the purchase of the Warrants, and (C) to treat the Debentures as having been issued for an aggregate purchase price of $67,135,322.50, such that the aggregate original issue discount that will accrue over the term of the Debentures is $2,864,677.50.

                                    (ii) To the extent permissible under
                  applicable law, for income tax purposes, the assignee, transferee, or pledgee shall agree to treat the Debenture as indebtedness. Notwithstanding any other provision of this Agreement or any other Transaction Document, for income tax purposes, any assignee or transferee shall agree that the Company and the Company's transfer agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Company's transfer agent, as applicable, properly completed form W-8 or W-9, indicating that such assignee or transferee is not subject to back-up withholding for U.S. federal income tax purposes. Each assignee or transferee that does not deliver such a form pursuant to the preceding sentence shall have the burden of proving to the Company's reasonable satisfaction that it is exempt from such requirement.

                  7.       Other Rights of Holders.

                           (a) Reorganization, Reclassification, Consolidation,
Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change. " Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor, or, if applicable, the parent of the successor, resulting from such Organic Change (in each case, the "Acquiring Entity") a written agreement to deliver to each holder of Outstanding Principal Amount of the Debentures in exchange for such securities, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Debentures, including, without limitation, having a principal amount equal to the Outstanding Principal Amount and being of rank equal to the Debentures held by such holder, and reasonably satisfactory to the holders of at least 60% of the Outstanding Principal Amount of the Debentures then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the holders of at least 60% of the Outstanding Principal Amount of the Debentures then outstanding) to insure that each of the holders of the Debentures will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Debentures such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such holder's Debentures as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Debentures).

                           (b) Optional Redemption Upon Change of Control. In
addition to the rights of the holders of Debentures under this Debenture, the Securities Purchase Agreements and the Amended and Restated Registration Rights Agreement, upon a Change of Control (as defined below) of the Company each holder of Debentures shall have the right, at such holder's option, to require the Company to redeem all or a portion of such holder's Debentures at a price equal to 100% of the Outstanding Principal Amount of such Debentures plus accrued and unpaid interest thereon ("Change of Control Redemption Price"). No sooner than 20 Business Days nor later than 10 Business Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier (a "Notice of Change of Control") to each holder of

Debentures. At any time during the period beginning after receipt of a Notice of Change of Control (or, in the event a Notice of Change of Control is not delivered at least 10 Business Days prior to a Change of Control, at any time on or after the date which is 10 Business Days prior to a Change of Control) and ending on the date one (1) Business Day prior to such Change of Control, any holder of the Debentures then outstanding may require the Company to redeem all or a portion of the holder's Debentures then outstanding by delivering written notice thereof via facsimile and overnight courier (a "Notice of Redemption Upon Change of Control") to the Company, which Notice of Redemption Upon Change of Control shall indicate (i) the principal amount of the Debentures that such holder is submitting for redemption, and (ii) the applicable Change of Control Redemption Price, as calculated pursuant to this Section 7(b). Upon the Company's receipt of a Notice(s) of Redemption Upon Change of Control from any holder of Debentures, the Company shall promptly, but in no event later than one
(1) Business Day following such receipt, notify each holder of Debentures by facsimile of the Company's receipt of such Notice(s) of Redemption Upon Change of Control. The Company shall deliver to the holder of each Debenture who has delivered a Notice of Redemption upon Change of Control, the applicable Change of Control Redemption Price simultaneously with the consummation of the Change of Control provided that a holder's Debentures shall have been so delivered to the Company. For purposes of this Section 7(b), "Change of Control" means (i) the consolidation, merger or other business combination of the Company with or into another Person (other than (A) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), (ii) the sale or transfer of all or substantially all of the Company's assets, or (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than 50% of the aggregate voting power of the outstanding Common Stock.

                           (c) Right to Convert on an Organic Change or Change
of Control or Agreement of the Parties. In addition to the foregoing, following the announcement of any Change of Control or other Organic Change following which the Company is not the surviving entity or otherwise upon the mutual agreement of the Company and holders of at least 60% of the Outstanding Principal Amount of all Debentures, the Holder shall continue pursuant to
Section 4(a) hereof to have the right to convert the entire principal amount of this Debenture at the then prevailing Conversion Rate.

                           (d) Continued Interest Payments on a Change of
Control. The Company and the holders of Debentures acknowledge and agree that in making the decision to purchase the Debentures and the Warrants, the holders bargained for in good faith with the Company that a certain level of return on its investment would be obtained by the holders in the event of a Change of Control and that the holders would not have purchased the Debentures and the Warrants absent reasonable assurance from the Company of obtaining such return. Accordingly, in addition to any other rights of the holders of Debentures hereunder, the

Company agrees that prior to the consummation of any Change of Control whereby
(i) the consideration paid for each share of Common Stock in connection with such Change of Control is less than 150% of the Conversion Price in effect on the date of public announcement of the Change of Control (the "Change of Control Publicity Date") and (ii) the cash consideration paid for each share of Common Stock in connection with such Change of Control is at least 90% of the total consideration paid for each such share of Common Stock, the Company will secure from the Person purchasing such assets or the successor, or, if applicable, the parent of the successor, resulting from such Change of Control a written agreement (in form and substance reasonably satisfactory to the holders of at least 60% of the Outstanding Principal Amount of the Debentures then outstanding) to continue to pay in cash to each holder of the Debentures on the first day of each Semi-Annual Period commencing with the Change of Control Publicity Date and ending on the Maturity Date, an amount in cash equal to the Interest Payments on the Outstanding Principal Amount of the Debentures on the Change of Control Publicity Date that would have been paid to the holders if such Outstanding Principal Amount under the Debentures remained outstanding through and including the Maturity Date.

                  8. Reservation of Stock Issuable Upon Conversion.


                           The Company shall, so long as any of the Debentures
are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Debentures, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Debentures then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 105% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon conversion of all of the Debentures (without regard to any limitations on conversion).

                  9. No Reissuance of Debentures. No Debentures acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such Debentures shall be retired. No additional Debentures (other than the Debentures issued pursuant to the Securities Purchase Agreements) shall be authorized or issued without the consent of the holders of at least 60% of the Outstanding Principal Amount of the Debentures.

                  10. No Impairment. The Company shall not intentionally take any action which would impair the rights and privileges of the Debentures set forth herein or the Holders thereof.

                  11. Limitation on Beneficial Ownership. The Company shall not effect and shall have no obligation to effect any conversion of Debentures, and no holder of Debentures shall have the right to convert any Debentures, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Debentures or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Debentures with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Debentures beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Person or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 11, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 11, in determining the number of outstanding shares of Common Stock, a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of the Holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such notice, confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to conversions of Debentures by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                  12. Obligations Absolute. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

                  13. Waivers of Demand, Etc. The Company hereby expressly waives (to the extent permitted by applicable law) demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

                  14. Replacement Debentures. In the event that any Holder notifies the Company that its Debenture(s) have been lost, stolen or destroyed, replacement Debenture(s) identical in all respects to the original Debenture(s) (except for registration number and Outstanding Principal Amount, if different than that shown on the original Debenture(s)) shall be issued by the Company to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Debenture(s).

                  15. Payment of Expenses. The Company agrees to pay all reasonable expenses, including reasonable attorneys' fees, which may be incurred by the Holder in successfully enforcing the provisions of this Debenture and/or successfully collecting any amount due under this Debenture, the Securities Purchase Agreements or the Amended and Restated Registration Rights Agreement.

                  16. Defaults.  The following shall constitute
"Events of Default":

                           (a) Any Event of Default under any other Debenture;
         or

                           (b) The suspension from trading or failure of the Common Stock to be listed on NASDAQ or the NYSE for more than an aggregate of ten (10) trading days in any 365-day period; or

                           (c) Any money judgment (including any arbitration award, but only if reduced to a judgment), writ or warrant of attachment, or similar process in excess of Five Million Dollars ($5,000,000) in the aggregate, net of any applicable insurance coverage, shall be entered or filed against the Company, its subsidiaries or any of their properties or other assets and which shall remain unpaid, unvacated, unbonded and unstayed for a period of sixty
         (60) days; or

                           (d) The Company shall default in the payment when due of (i) interest on this Debenture, and such default shall continue for thirty (30) calendar days after the due date thereof, or (ii) the Outstanding Principal Amount of this Debenture; or

                           (e) Any of the representations or warranties made by the Company herein, in the Securities Purchase Agreements, the Warrants or the Amended and Restated Registration Rights Agreement shall be false or misleading in any material respect at the time made and such condition (to the extent capable of being cured) shall continue uncured for a period of ten (10) Business Days after notice from the Holder of such condition; and such breach of representations and warranties, singly or in the aggregate, would have a Material Adverse Effect or materially impair the ability of the Company to perform or satisfy its obligations to the Holder pursuant to the Transaction Documents; or

                           (f) The Company shall fail to perform or observe in any material respect any material covenant or agreement in the Securities Purchase Agreements, the Warrants, the Amended and Restated Registration Rights Agreement or this Debenture, including, without limitation, the failure to honor any Conversion Notice and deliver shares pursuant thereto, and such failure shall continue uncured for a period of ten (10) Business Days after notice from the Holder of such failure; or

                           (g) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

                           (h) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
         (60) days after such appointment; or

                           (i) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

                           (j) The Company shall fail to pay any debt for borrowed money or other similar obligation or liability ("Indebtedness") (excluding Indebtedness evidenced by the Debentures) of the Company, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), in an outstanding principal amount equal to or in excess of $10,000,000, singly or in the aggregate and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any such Indebtedness of the Company shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                           (k) Bankruptcy, reorganization, insolvency or liquidation proceedings or other similar proceedings, or relief under any bankruptcy law or any similar law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

                           (l) The Company shall have failed to obtain
         Stockholder Approval, if required, in accordance with the terms of the Securities Purchase Agreements.

Unless an Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), upon the occurrence of an Event of Default, and for so long as such Event of Default shall be continuing, at the option of and (except in the case of clause
(h) above) on notice by the Holder to the Company in writing and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any other instruments contained to the contrary notwithstanding to the extent permitted by applicable law, and the Holder may immediately, and without expiration of any further period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event this Debenture shall be redeemed at a redemption price equal to 100% of the Outstanding Principal Amount of the

Debenture, plus accrued interest on this Debenture. In addition to the foregoing, upon an Event of Default, the rate of interest on this Debenture, shall, to the maximum extent of the law, be permanently increased by two percent (2%) per annum (i.e., from 7% to 9% per annum) commencing on the first day of the thirty (30) day period (or part thereof) following the Event of Default; and, solely in the case of an Event of Default triggered by a Conversion Failure, an additional two percent (2%) per annum commencing on the first day of each of the second and third such thirty (30) day periods (or part thereof); and an additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until this Debenture has been duly converted or redeemed as herein provided; provided that in no event shall the rate of interest exceed the lower of 20% or the highest rate permitted by applicable law. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Debentures as to which the Event of Default has occurred. The Company shall within one (1) Business Day notify each Holder of Debentures upon becoming aware of the occurrence of any Event of Default (whether or not waived by any other Holder of Debentures) or of any action taken by any Holder of Debentures with respect to the occurrence of any Event of Default.

                  17. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

                  18. Entire Agreement. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

                  19. Assignment, Etc. The Holder may, subject to compliance with the Additional Securities Purchase Agreement and to applicable federal and state securities laws, transfer or assign this Debenture or any portion thereof and may pledge, encumber or transfer its rights or interest in and to this Debenture or any part hereof, provided, that such transfer or assignment of this Debenture does not result in more than ten (10) holders of the total Outstanding Principal Amount of all Debentures and any such part or portion of this Debenture constitutes at least 10% of the Outstanding Principal Amount or such lesser amount if such transfer involves the entire Outstanding Principal Amount then held by such transferor. Each such assignee, transferee and pledgee shall have all of the rights of the Holder under this Debenture. The Company agrees that, subject to compliance with the Additional Securities Purchase Agreement, after receipt by the Company of written notice of assignment from the Holder and the Holder's assignee, all principal, interest and other amounts which are then, and thereafter become, due under this Debenture shall be paid to such assignee, transferee or pledgee at the place of payment designated in such notice. This Debenture shall be binding upon the

Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

                  20. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

                  21. Notices. Unless otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Debenture must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one
(1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                                    RSA Security Inc.
                                    36 Crosby Drive
                                    Bedford, MA  01730
                                    Telephone:       (781) 301-5000
                                    Facsimile:       (781) 301-5170
                                    Attention:       Chief Financial Officer

                           With a copy to:

                                    RSA Security Inc.
                                    36 Crosby Drive
                                    Bedford, MA  01730
                                    Telephone:       (781) 301-5000
                                    Facsimile:       (781) 301-5590
                                    Attention:       General Counsel

                                    and

                                    Hale and Dorr LLP
                                    60 State Street
                                    Boston, MA 01209
                                    Telephone:       (617) 526-6000

                                    Facsimile:       (617) 526-5000
                                    Attention:       Hal J. Leibowitz, Esq.

                  If to a holder, to its address and facsimile number set forth on the Schedule of Buyers attached to the Additional Securities Purchase Agreement, with copies to such holder's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

                  22. Miscellaneous. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

                  23. Choice of Law and Venue; Waiver of Jury Trial. THIS DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Debenture shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed as provided in Section 21 (and service so made shall be deemed complete five (5) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Debenture.

                  24. Rule 144. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit the Holder to sell the underlying stock of the Company issuable upon conversion or exercise of the Debentures and the Warrants to the public without registration, the Company agrees to use its reasonable best efforts to:

                                    (i) make and keep public information
                  available, as those terms are understood and defined in Rule 144, at all times;

                                    (ii) file with the SEC in a timely manner
                  all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                                    (iii) furnish to any Holder, promptly upon
                  request, a written statement by the Company (provided true at the time) that it has complied with the applicable reporting and filing requirements of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and copies of such other reports and documents (if any) so filed by the Company as may be reasonably requested to permit any such Holder to take advantage of any rule or regulation of the SEC permitting the selling of any such securities without registration.

                  25. Restriction on Redemption, Stock Repurchases and Cash Dividends. Unless all of the Debentures have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, repurchase (whether by way of open market purchases, tender offers, private transactions or otherwise) or declare or pay any cash dividend or distribution on, its capital stock without the prior express written consent of the holders of not less than 60% of the Outstanding Principal Amount of the Debentures then outstanding.

                  26. Subordination.

                           (a) Subordination to Senior Indebtedness. The
indebtedness evidenced by this Debenture, and the payment of the principal hereof, and any interest hereon, is wholly subordinated, junior and subject in right of payment, to the extent and in the manner hereinafter provided, to the prior payment of all Senior Indebtedness of the Company now outstanding or hereinafter incurred. "Senior Indebtedness" means the principal of, and premium, if any, and interest (including any interest accruing after the commencement of any bankruptcy or insolvency proceeding, whether or not such interest is allowable as a claim in such proceeding) on (i) all indebtedness of the Company for monies borrowed from banks, trust companies, insurance companies, other financial institutions and other entities that in the ordinary course of business make loans or lease personal property (each, a "Qualified Lender"), including commercial paper and accounts receivable sold or assigned by the Company to such institutions, (ii) all obligations of the Company evidenced by any notes, debentures, bonds or other instruments issued to a Qualified Lender,
(iii) all obligations of the Company under any interest or currency swap agreements, hedging agreements and other similar agreements with a Qualified Lender, (iv) obligations of the Company as lessee under leases of personal property with a Qualified Lender, (v) principal of, and premium, if any, and interest on any indebtedness or obligations of others of the kinds described in
(i), (ii), (iii) and (iv) above assumed or guaranteed in any manner by the Company, (vi) deferrals, renewals, extensions and refundings of any such indebtedness or obligations described in (i), (ii), (iii), (iv) and (v) above, and (vii) any other indebtedness of the Company which the Company and the holders of more than 60% of the then Outstanding Principal Amount of the Debentures may hereafter from time to time expressly and specifically agree in writing shall constitute Senior Indebtedness. Notwithstanding the foregoing, "Senior Indebtedness" shall not include indebtedness of the Company evidenced by the other Debentures, which shall rank equally and ratably with this Debenture.

                           (b) No Payment if Default in Senior Indebtedness. No
payment on account of principal of or interest on the Debentures shall be made, and no Debentures shall be redeemed or purchased directly or indirectly by the Company (or any of its subsidiaries), if at the time of such payment or purchase or immediately after giving effect thereto,

                  (i) a default in the payment of principal, premium, if any, interest, rent or other obligations in an aggregate amount equal to or in excess of $750,000 in respect of any Senior Indebtedness occurs and is continuing (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

                  (ii) a default, other than a Payment Default (but including a default in payment that does not constitute a Payment Default), on any Designated Senior Obligations occurs and is continuing that permits a holder of such Designated Senior Obligations to accelerate its maturity and the holder of the Debenture receives a written notice of the default (a "Payment Blockage Notice") from such holder of Designated Senior Obligations (a "Covenant Default").

         The Company may and shall resume payments on and distributions in respect of the Debentures, including any past scheduled payments of the principal of and interest on such Debentures to which the holders of the Debentures would have been entitled but for the provisions of this Section 26:

                  (1) in the case of a Payment Default, on the date upon which such Payment Default is cured or waived or ceases to exist, and

                  (2) in the case of a Covenant Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 180 days after the Payment Blockage Notice is received by the holder of the Debenture if the maturity of such Designated Senior Obligations has not been accelerated and no Payment Default with respect to any Senior Obligations has occurred which has not been cured or waived or ceased to exist (in such event clause (1) above shall instead be applicable), unless this Section 26 otherwise prohibits the payment or distribution at the time of such payment or distribution.

"Designated Senior Obligations" means any Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or the related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be Designated Senior Obligations for the purposes of the Debentures (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Obligations).

                           (c) Payment upon Dissolution, Etc. (i) In the event
of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization of the Company (being hereinafter referred to as a "Proceeding"), the holders of the Debentures agree that they shall, upon request of a holder of Senior Indebtedness, and at their own expense take all reasonable actions (including but not limited to the execution and filing of documents and the giving of testimony in any Proceeding, whether or not such testimony could have been compelled by process) necessary to prove the full amount of all their claims in any Proceeding, and the holders of the Debentures shall not waive any claim in any Proceeding without the written consent of such holder.

                                    (ii) Upon payment or distribution to
creditors in a Proceeding of assets of the Company of any kind or character, whether in cash, property or securities, all principal and interest due upon any

Senior Indebtedness shall first be paid in full before any holders of the Debentures shall be entitled to receive or, if received, to retain any payment or distribution on account of the Debentures, and upon any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which any holders of the Debentures would be entitled except for the provisions of this Section 26 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by any holders of the Debentures who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to any holders of the Debentures.

                           (d) Subrogation. Subject to payment in full of all
Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the assets of the Company made on such Senior Indebtedness until all principal and interest on the Debentures shall be paid in full; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which any holders of the Debentures would be entitled except for the subordination provisions of this
Section 26 shall, as between the holders of the Debentures and the Company and/or its creditors other than the holders of the Senior Indebtedness, be deemed to be a payment on account of the Senior Indebtedness.

                           (e) Remedies. Notwithstanding any contrary provisions
of this Debenture, no holder of the Debentures shall take or continue any action or exercise any remedies under or with respect to the Debentures if (i) there exists a Payment Default or (ii) the Company is prohibited from making payments under Section 26(c) above. Nothing in this Section 26 shall prevent any Holder from exercising any right of conversion, or exercising any remedies or taking or continuing any action in connection therewith, pursuant to Section 4(a) hereof.

                           (f) Rights of Holders Unimpaired. The provisions of
this Section 26 are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures and the holders of Senior Indebtedness and nothing in this Section 26 shall impair, as between the Company and any holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the principal thereof and interest thereon, in accordance with the terms of the Debentures.

                           (g) Holders of Senior Indebtedness. These provisions
regarding subordination will constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees under such provisions to the same extent as if they were named therein, and they or any of them may proceed to enforce such subordination. The holder of this Debenture shall execute and deliver to any holder of Senior Indebtedness any such instrument as such holder of Senior Indebtedness may request in order to confirm the subordination of this Debenture to such Senior Indebtedness upon the terms set forth in this Debenture.

                           (h) Payments on Debentures. Subject to Section 26(c),
the Company may make payments of the principal of, and any interest or premium on, this Debenture, if at the time of payment, and immediately after giving effect thereto, (i) there exists no Payment Default and (ii) the Company is permitted to make payments under Section 26(c) above.

                  27. Limitation on Number of Conversion Shares. The Company shall not be obligated to issue Conversion Shares upon conversion of this Debenture only to the extent that the issuance of such shares of Common Stock would cause the Company to exceed that number of shares of Common Stock which the Company may issue upon conversion of this Debenture (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount. Until such approval is obtained, the holder of this Debenture shall not be issued, upon conversion of this Debenture, Conversion Shares in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the aggregate principal amount of Debentures issued to such Purchaser pursuant to the Securities Purchase Agreements and the denominator of which is the aggregate principal amount of all the Debentures issued to the Purchasers pursuant to the Securities Purchase Agreements (the "Cap Allocation Amount"). In the event the Company is prohibited from issuing Conversion Shares as a result of the operation of this Section 27, on or after the date on which the Company holds its next stockholders meeting after determining that it is subject to the Exchange Cap, provided that at such meeting the Company does not receive the stockholder approval referred to in (a), then the Company shall redeem for cash those Conversion Shares which cannot be issued, at a price equal to the excess, if any, of the Weighted Average Price of the Common Stock above the Conversion Price of such Conversion Shares as of the date of the attempted conversion.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                                   Dated:  October 29, 2001


                                                   RSA SECURITY INC.


                                                   By:
                                                       -------------------------


                                                   Name:
                                                   Title:
                                                   Print Address:
                                                   Telephone:
                                                   Facsimile:

ATTEST

------------------------------
Name:
Title:

                                  Defined Terms

                                                                            Page
                                                                            ----
Acquiring Entity..............................................................14
Act............................................................................2
Additional Securities Purchase Agreement.......................................2
Amended and Restated Registration Rights Agreement.............................2
Applicable Price...............................................................9
Approved Stock Plan............................................................2
Bloomberg......................................................................2
Business Day...................................................................3
Cap Allocation Amount.........................................................26
Change of Control.............................................................15
Change of Control Redemption Price............................................14
Closing Sale Price.............................................................3
Common Stock...................................................................3
Common Stock Deemed Outstanding................................................3
Company........................................................................1
Conversion Date................................................................6
Conversion Failure.............................................................3
Conversion Notice..............................................................6
Conversion Price...............................................................3
Conversion Rate................................................................6
Convertible Securities.........................................................3
Debenture......................................................................1
Debenture Delivery Date........................................................6
Debenture Register.............................................................2
Debentures.....................................................................1
Default Interest...............................................................1
Dilutive Issuance..............................................................9
DTC............................................................................6
Events of Default.............................................................17
Exchange Act..................................................................22
Exchange Cap..................................................................25
Holder.........................................................................1
Indebtedness..................................................................18
Initial Closing Date...........................................................4
Initial Securities Purchase Agreement..........................................4
Interest Payment Date..........................................................1
Interest Payments..............................................................1
Issuance Date..................................................................4
Maturity Date...............................................................1, 4

Maturity Date Redemption Price.................................................8
NASDAQ.........................................................................4
New Securities Issuance Price..................................................9
Notice of Change of Control...................................................14
Notice of Redemption Upon Change of Control...................................14
NYSE...........................................................................4
Optional Redemption............................................................8
Optional Redemption Date.......................................................9
Optional Redemption Notice.....................................................8
Optional Redemption Price......................................................8
Options........................................................................4
Organic Change................................................................14
Outstanding Principal Amount...................................................1
Person.........................................................................4
Principal Market...............................................................4
Rule 144......................................................................22
Securities Purchase Agreements.................................................2
Semi-Annual Period.............................................................4
Share Delivery Date............................................................6
Strategic Financing............................................................4
Transfer Agent.................................................................6
Valuation Event...............................................................11
Warrants.......................................................................4
Weighted Average Price.........................................................5

                                    EXHIBIT I

                      (To be Executed by Registered Holder
                         in order to Convert Debenture)

                                CONVERSION NOTICE
                                       FOR
                  7% CONVERTIBLE DEBENTURE DUE OCTOBER 17, 2004

                  The undersigned, as Holder of the 7% Convertible Debenture Due October 17, 2004 of RSA SECURITY INC. (the "Company"), No. _, in the outstanding principal amount of $_______ (the "Debenture"), hereby elects to convert $_______ of the outstanding principal amount of the Debenture into shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company according to the conditions of the Debenture, as of the date written below.

         Date of Conversion: ____________________________

         Principal Amount of Debentures to be converted: _______________________

         Tax ID Number (If applicable): ____________________________

Please confirm the following information: ________________________________

         Conversion Price: ______________________________

         Number of shares of Common Stock to be issued: ________________________

         Please issue the Common Stock into which the Debentures are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

         Issue to: _______________________________________________


         Address: ________________________________________________

         Telephone Number: _______________________________________

         Facsimile Number: _______________________________________

         Authorization: __________________________________________

         By: _____________________________________________________

         Title: __________________________________________________

         Dated: __________________________________________________

         Account Number (if electronic book entry transfer): ___________________

         Transaction Code Number (if electronic book entry transfer): __________

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]


                                      - 2 -